EXHIBIT 5.1

July 9, 2007

Spark Networks, Inc.

8383 Wilshire Boulevard, Suite 800

Beverly Hills, CA 90211

Re:	2004 Share Option Scheme, as amended
2000 Executive Share Option Scheme, as amended

Ladies and Gentlemen:

We have acted as counsel for Spark Networks, Inc. (the “Company”) in connection with the preparation of Post-Effective No. 1 to Registration Statement on Form S-8 (Reg. No. 333-129819) (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”), relating to an aggregate of up to 4,744,289 shares of common stock, $0.001 par value per share (the “Shares”), of the Company issuable pursuant to the assumption of options (“Assumed Options”) originally granted under (i) the Spark Networks plc 2004 Share Option Scheme, as amended, and (ii) the Spark Networks plc 2000 Executive Share Option Scheme, as amended (collectively, the “Plans”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Plans, the Registration Statement, the Company’s Certificate of Incorporation, as amended, and Bylaws, and all pertinent minutes and other instruments evidencing actions taken by the Company’s directors and stockholders. We have also made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. We have not independently established any of the facts so relied on.

In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that law. We note, however, that we are not licensed to practice law in the State of Delaware. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction. The opinions set forth below are rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the agreements evidencing the Assumed Options and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

Spark Networks, Inc.

July 9, 2007

We are furnishing this opinion letter to you solely in connection with the Registration Statement. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, the prospectus or any prospectus supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Yours truly,

/s/ KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP